Bacterin Provides Update on Executive Leadership Transition Plans

Company in final stages of identifying search firm; several candidates express interest

BELGRADE, MT, April 17, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced that it is in the final stages of identifying a key executive search firm to assist with the identification of a new Chief Executive Officer. The Company has narrowed its selection to three search firms and noted that it expects to have selected a firm by the end of next week.

“It is business as usual here at Bacterin,” said Kent Swanson, Chairman of Bacterin International. "We have been pleased with the speed at which our board and management team – headed by interim Co-CEO’s, John Gandolfo, Chief Financial Officer, and Darrel Holmes, Chief Operating Officer – have diligently worked to align and stabilize the business as the result of our recent management transition and to retain a search firm for our new Chief Executive Officer position. Our business remains stable and our employees are now more optimistic about the prospects of the Company.”

The Company also announced solid progress with cost reduction measures designed to generate positive EBITDA.

Mr. Swanson further commented, “I am confident of the value proposition our products and services offers to the market place. The candidate for our Chief Executive Officer position will have an understanding our product portfolio and will have a track record of developing markets in this evolving healthcare environment. This candidate will represent a new vision and era of growth and progress for Bacterin International.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

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Rich Cockrell

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